EXHIBIT 21.01


                           SUBSIDIARIES OF THE COMPANY


NAME                                         STATE OF INCORPORATION

Daniel M. Friedman & Associates, Inc.               New York
Diva Acquisition Corp.                              Delaware
Diva International, Inc.                            Delaware
Adesso-Madden, Inc.                                 New York
Madden Direct, Inc.                                 Delaware
Steven Madden Retail, Inc.                          Delaware
Shoe Biz, Inc.                                      Delaware
Stevies, Inc.                                       Delaware
Unionbay Men's Footwear, Inc.                       Delaware